Exhibit 1.01
Teleflex Incorporated
Conflict Minerals Report
For the Year Ended December 31, 2016

This Conflict Minerals Report of Teleflex Incorporated (herein referred to as “we,” “us,” “our,” “Teleflex” or the ”Company”) for the reporting period from January 1, 2016 to December 31, 2016 (the “2016 Report Year”) is provided pursuant to the requirements of Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”). This report is not audited.

In this report, the term “3TG” is used to refer to cassiterite, columbite-tantalite (coltan), gold, wolframite, and their derivatives, which are limited to tin, tantalum and tungsten.

The information contained in any website referenced herein is not incorporated by reference into this report.

1. Company Overview

Teleflex is a global provider of medical technology products that enhance clinical benefits, improve patient and provider safety and reduce total procedural costs. We primarily design, develop, manufacture and supply single-use medical devices used by hospitals and healthcare providers for common diagnostic and therapeutic procedures in critical care and surgical applications. We market and sell our products to hospitals and healthcare providers worldwide through a combination of our direct sales force and distributors. Our products include the following:

•	Vascular. Our vascular access products, which are primarily catheters and related devices, facilitate a variety of critical care therapies.

•	Surgical. Our surgical products are predominantly comprised of single-use products, appliers and sutures used in a variety of surgical procedures, access ports, and fluid management products.

•	Anesthesia. Our anesthesia portfolio includes a variety of airway and pain management products.

•	Respiratory. Our respiratory products are used in a variety of care settings that include oxygen therapy products, aerosol products, spirometry products, and ventilation management products.

•	Cardiac. Products in this portfolio include both diagnostic and intra-aortic balloon catheters as well as capital equipment.

•	OEM. Our OEM division designs, manufactures and supplies custom components and instruments for original equipment manufacturers of medical device products.

2. Supply Chain Overview

We purchase the materials, components and finished goods that are necessary to the functionality or production of products we manufacture or contract to manufacture (which are collectively referred to in this report as “purchased materials”) from a large number of suppliers in diverse geographic locations. As a purchaser, we are several steps removed in the supply chain from the actual mining and processing of minerals that are in the purchased materials used for our products. Given the complexity of our supply chain, we rely on our suppliers to provide information pertinent to the origin of the 3TG contained in purchased materials supplied to us, including sources of 3TG that are provided to our direct suppliers by other suppliers in earlier stages of the supply chain. A large number of our direct suppliers and their suppliers are not subject to Securities and Exchange Commission (“SEC”) regulations; therefore, our ability to obtain information responsive to the Rule’s requirements is subject to the cooperation of these suppliers.

3. Description of Reasonable Country of Origin Inquiry Efforts

Our reasonable country of origin inquiry (“RCOI”) was designed to facilitate our collection of conflict minerals data from our direct suppliers with respect to our products. Our RCOI efforts followed a process that was developed by our Conflict Minerals Team (as described in the “Due Diligence” section of this report), with the assistance of our third party conflict minerals consultant (which is referred to in this report as our “CM Consultant”), and after review of certain cross-industry information and selected published guidelines.

The process we implemented for RCOI conflict minerals data collection generally included, but was not limited to, the following measures:

1.
In 2016, we reviewed the products that we manufacture or contract to manufacture to identify the potential presence of 3TG. The review utilized information that we obtained prior to 2016 through examination of bills of material and utilization of scanner technology (which analyzes the element composition of certain of our products); where necessary, we supplemented this information by contacting some of our suppliers to obtain additional information regarding product content. We also referenced the results of our prior year RCOIs. Based on our review, we determined that 3TG is or may be contained in certain of our products, primarily those containing electronics or metals. As a result, we identified suppliers (which are referred to in this report as “in-scope direct suppliers”) that we considered likely to use 3TG in purchased materials they supply to us. We requested information from the in-scope direct suppliers to determine whether the purchased materials they supplied to us contained 3TG and to identify the smelters or refiners (referred to as “SORs”) used in processing the minerals. In seeking this information, we utilized the cross-industry, standardized Conflict Minerals Reporting Template (“CMRT”), which was developed by the Conflict Free Sourcing Initiative (“CFSI”). We used third party software to manage data collection, track supplier responses and provide reports summarizing the data collection process and overall status of the RCOI effort. A follow-up protocol was used when necessary in those instances where the information provided by a supplier was deemed incomplete, invalid or inconsistent.

2.
In connection with the information requests, we directed our in-scope direct suppliers to educational and training materials provided on websites maintained by third parties, including the CFSI, Organisation for Economic Co-operation and Development (“OECD”) and our CM Consultant’s website.

3.	We checked the SOR information we received from our in-scope direct suppliers against country of origin information maintained by the CFSI, which we have access to as a member of the CFSI.

All of our 79 in-scope direct suppliers provided information in response to our request. In applying CFSI country of origin information to the data provided by our in-scope direct suppliers, we determined that the purchased materials used in our products may have originated from the Democratic Republic of the Congo (“DRC”) or an adjoining country that shares an internationally recognized border with the DRC (Angola, Burundi, the Central African Republic, the Republic of the Congo, Rwanda, South Sudan, Tanzania, Uganda or Zambia) (collectively referred to below as the “Covered Countries”). However, the CFSI country of origin information did not cover many of the smelters identified by our suppliers. In addition, with respect to gold, a number of SORs are not audited by CFSI but by the London Bullion Market Association (“LBMA”) or the Responsible Jewellery Council (“RJC”). While gold refinery audits conducted by the LBMA and the RJC are recognized by the CFSI, the LBMA and the RJC do not provide country of origin information with respect to SORs that they have audited.

Based on the RCOI, we determined that certain of the 3TG contained in our products may have originated in the Covered Countries and did not originate solely from recycled or scrap sources. Accordingly, Teleflex exercised due diligence on the source and chain of custody of such 3TG and is filing this Conflict Minerals Report for the 2016 Report Year.

4. Due Diligence

Our due diligence processes and efforts are designed to conform, in all material respects, to the framework in the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (2 nd Edition) (the “OECD Guidance”) and the related supplements for gold and for tin, tantalum and tungsten. The following is a discussion of the measures undertaken by Teleflex for the 2016 Report Year:

Establish strong company management systems

a.
Teleflex has adopted a Conflict Minerals Policy Statement and made it publicly available at http://www.teleflex.com/en/aboutUs/suppliers/conflictMineralPolicy/index.html. The policy statement is attached to this report as Appendix A.

b.
Teleflex has established a management system for the performance of supply chain due diligence and compliance with applicable reporting regulations. Oversight of these due diligence and reporting functions is the responsibility of our Conflict Minerals Steering Committee, which includes our Chief Financial Officer, our Senior Vice President of Global Operations and other members of management. The Conflict Minerals Steering Committee has established a Conflict Minerals Team that is responsible for implementing our conflict minerals due diligence and reporting processes. The Conflict Minerals Team is led by personnel knowledgeable about subject matters such as procurement, regulatory compliance and financial reporting. The Conflict Minerals Team reports to the Conflict Minerals Steering Committee on a semi-annual basis and on such other occasions as deemed appropriate. The Conflict Minerals Steering Committee provides reports to the Audit Committee of our Board of Directors on at least an annual basis with respect to the due diligence process and compliance with reporting obligations. In addition, we developed protocols for communication with in-scope direct suppliers and established record keeping procedures for retention of relevant documentation. Information regarding compliance with conflict minerals reporting was made available to all Teleflex employees through our internal employee intranet, and we provided training to our procurement and other personnel.

c.
We implemented data management software, and our CM Consultant assisted us in aggregating and analyzing relevant data. We collected data from in-scope direct suppliers regarding the presence of 3TG in purchased materials and the sourcing of such 3TG, utilizing the CMRT version 4.1 or higher.

d.
Our in-scope direct suppliers provide information on the origin of the 3TG contained in purchased materials, including identification of the sources of 3TG that are supplied to them from earlier stages of the supply chain.

In accordance with the OECD Guidance calling for the strengthening of company engagement with in-scope direct suppliers, we have, in cooperation with our CM Consultant, provided educational materials to these suppliers regarding SEC Conflict Minerals reporting requirements.

We utilized our CM Consultant’s Learning Management System to provide all in-scope suppliers access to Conflict Minerals training courses.

e.
We established a grievance mechanism in the form of an email inbox, available to the public at conflict.minerals@teleflex.com. The grievance mechanism is designed to enable our employees and members of the public to identify issues that may exist in connection with our conflict minerals data collection and reporting process. We have publicized the existence of the grievance mechanism through our website and internal corporate communications.

Identify and assess risk in the supply chain

Our in-scope direct suppliers provide us with information about the source of 3TG contained in purchased materials that they provide to us. We assess supplier risk based on the likelihood that a supplier provides 3TG that may originate from non-conflict free sources. As described in more detail below, our assessment of the magnitude of supplier risk is based on (i) our assessment of the risk that the in-scope direct supplier’s due diligence program will not be strong enough to effectively identify each SOR in the supply chain that is the source of 3TG contained in purchased materials, and otherwise to meaningfully assist us in reducing risk in the supply chain (which we refer to in this report as “supplier process risk”) and (ii) our assessment of the extent to which SORs that are identified by our in-scope direct suppliers as an SOR of 3TG contained in purchased materials do not participate in CFSI’s Conflict Free Smelter Program (“CFSP”) and whether, with respect to those SORs that do not participate, there exists other evidence of unethical or conflict sourcing (which we refer to in this report as “SOR facility risk”).

With respect to supplier process risk, we evaluate the strength of the in-scope direct supplier’s program in identifying SORs and risk in the supply chain. Evaluating the strength of the program can provide important information that assists us in determining key risk mitigation measures as the program progresses. The criteria used to evaluate the strength of the in-scope direct supplier’s program are:

•	Does the supplier have a policy in place that includes conflict-free sourcing?

•	Has the supplier implemented due diligence measures for conflict-free sourcing?

•	Does the supplier verify due diligence information received from its suppliers?

•	Does the supplier’s verification process include corrective action management?

We assess the strength of the in-scope direct supplier’s program based upon the extent to which the supplier meets these criteria.

As part of our risk management plan and to enhance in-scope direct suppliers’ understanding of our expectations, we have, through our CM Consultant, provided video and written training on Conflict Minerals and the CMRT.

Utilizing the SOR information provided by our in-scope direct suppliers, we assessed SOR facility risk by cross checking the identified SORs against the CFSI’s Active Smelters and Refiners List (which includes SORs that have committed to undergo a CFSP audit or are participating in one of the cross-recognized certification programs: LBMA Responsible Gold Certification or RJP Chain-of-Custody Certification). Once the SOR’s inclusion on the Active Smelters and Refiners List was confirmed, the SOR was referenced against the CFSP to determine if the facility is compliant with CFSP assessment protocols (“CFSP Compliant”).

If an SOR was not CFSP compliant, our CM Consultant either attempted to contact the SOR to gather information about its sourcing practices or conducted research to determine the facility’s sourcing practices.

Each facility that meets the CFSI definition of an SOR of a 3TG mineral is assigned a risk of high, medium or low based on 3 scoring criteria:

•	Geographic proximity to the Covered Countries;

•	CFSP audit status;

•	Known or plausible evidence of unethical or conflict sourcing.

SORs that are not certified as CFSP Compliant are generally classified as high risk because they pose a significant risk to the supply chain.

Design and implement a strategy to respond to risks

a.
We have established a reporting protocol under which the Conflict Minerals Team reports to the Conflict Minerals Steering Committee, which, in turn, provides reports to the Audit Committee. The protocol is designed to enable the Conflicts Minerals Team to report, among other things, any identified risk in the supply chain.

b.
Our risk management strategy includes an evaluation of our in-scope direct suppliers for compliance with our expectation, as expressed in the Teleflex Conflict Minerals Policy Statement, that our suppliers “undertake reasonable due diligence within their supply chains to determine the origin of the conflict minerals contained in materials and products they supply to Teleflex.” At-risk suppliers (i.e., suppliers we believe are not complying with our expectations) are reviewed by the Teleflex Conflict Minerals Team to consider further action on an individual supplier basis.

c.	The Conflict Minerals Team was able to identify, monitor and track performance of our risk mitigation efforts and provide performance information to our Conflict Minerals Steering Committee.

d.
When high risk facilities were reported on a CMRT by one of our in-scope direct suppliers, risk mitigation activities were initiated. Our CM Consultant provided correspondence to the supplier, instructing it to commence risk mitigation actions, including submission of product specific CMRTs, to enhance our ability to identify the presence of 3TG in purchased materials.

Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain

Teleflex is a member of the CFSI, which coordinates independent third-party audits of SORs on behalf of its members. Teleflex utilizes the RCOI information provided to members of the CFSI to determine the possible country of origin of the conflict minerals used in its products and to determine whether SORs identified by its suppliers are CFSP Compliant.

Report on supply chain due diligence

a.	Teleflex annually files with the SEC a Specialized Disclosure Report on Form SD, which includes, as an exhibit, its Conflict Minerals Report.

b.	Teleflex makes its Conflict Minerals Policy Statement publicly available at http://www.teleflex.com/en/aboutUs/suppliers/conflictMineralPolicy/index.html.

5. Due Diligence Results

Teleflex sought to identify, through the measures described in Section 4 above, the risk that the 3TG in products it manufactures or contracts to manufacture finance or benefit armed groups in the supply chain. As used herein, the term “armed group” refers to an armed group that is identified as a perpetrator of serious human rights abuses in annual Country Reports on Human Rights Practices under section 116(d) and 502B(b) of the Foreign Assistance Act of 1961 relating to the Covered Countries.

Based on our due diligence efforts described in Section 4 above, we do not have sufficient information to conclusively determine the countries of origin of the 3TG in our products or whether the 3TG in our products are from recycled or scrap sources. Most responding in-scope direct suppliers did not provide specific information as to the origin of the 3TG contained in purchased materials they supply to us. Rather, they advised us only as to the SORs from which 3TG used in any of their materials, components or finished goods originated (regardless of whether those products were supplied to us). Any facility reported by a supplier to Teleflex as an SOR was cross-referenced with the CFSI Standard Smelter List that accompanied version 4.2 of the CMRT. There were 310 SORs identified. Of these, 245 were confirmed to be compliant to CFSP sourcing audit assessment protocol and are considered “conflict-free”. An additional 11 facilities are active in the CFSP audit process. The remaining 54 facilities are not currently engaged with the CFSP audit program but have been contacted by our CM Consultant on our behalf to encourage them to undertake such an audit. Moreover, many of the SORs identified by our suppliers were not included in the smelter information provided by the CFSI. Therefore, we do not have sufficient information to determine if any of our products contained 3TG that originated from SORs whose procurement practices entail a risk that the minerals it processes finance or benefit armed groups.

Appendix B to this report contains a list of those SORs identified by our in-scope direct suppliers as potentially having processed the necessary 3TG contained in our products in 2016 (which, because most responding suppliers did not provide specific information as to the origin of 3TG included in purchased materials that they supply to us, may include smelters from which 3TG used in our products did not originate).

6. Due Diligence Improvements in 2016

In 2016, we improved our risk identification process by refining the supplier scoping process through the product and supplier review process described in Section 3 above. We also improved the training provided to both our suppliers and relevant personnel. Additionally, when high risk facilities were reported on a CMRT by one of our in-scope direct suppliers, risk mitigation activities were initiated, which included instructing the supplier to commence risk mitigation actions, including submission of product specific CMRTs, to enhance our ability to identify the presence of 3TG in purchased materials.

7. Future Due Diligence Measures

Teleflex continues to explore ways in which it can enhance its due diligence efforts. Among the measures under consideration are increased communications with our suppliers to improve the quality of information included on their CMRTs (e.g. by improving the accuracy of SOR names entered on the CMRTs (which would enhance our efforts to match the SORs against the relevant CFSI SOR lists) and by providing product specific information as to the origin of 3TG contained in purchased material supplied to us).

8. Limitations on Our Due Diligence Efforts

We are a downstream purchaser of parts and components. As a result, we do not have data relating to the original sources of materials necessary to the functionality or manufacture of our products. We must rely on our suppliers who, in turn, must rely on their upstream suppliers in the supply chain to obtain necessary information. Information supplied by various entities in the supply chain may be inaccurate or incomplete. Moreover, we continue to encounter supplier unfamiliarity with the data gathering process required by the Rule, which we believe has delayed the provision of information and may increase the risks that information provided will be inaccurate or incomplete.

Appendix A

Teleflex Conflict Minerals Policy Statement

On August 22, 2012, the U.S. Securities and Exchange Commission (SEC) adopted a final rule to implement reporting and disclosure related to “conflict minerals,” as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. The rule requires manufacturers who are SEC filers to disclose whether the products they manufacture or contract to manufacture contain “conflict minerals” that are “necessary to the functionality or production” of those products.

Conflict minerals refer to tin, tantalum, tungsten and gold (commonly referred to as “3TG”), regardless of where they are sourced, processed or sold. The final rule is intended in part to bring greater supply chain transparency to the use of such minerals originating from the Democratic Republic of Congo and adjoining countries in an effort to help end the violent conflict which has been financed, in part, by the exploitation and trade of conflict minerals.

Tin, tungsten, tantalum and gold are essential in the manufacture of a variety of electronic and medical devices and other products, including some of Teleflex’s products. Teleflex is committed to institute procedures and reporting systems, and to conduct the necessary diligence to comply with the final rule.

Specifically, we are:

1.
using a documented reasonable due diligence process, which conforms to the Organization for Economic Cooperation and Development (OECD) Due Diligence Guidance for Responsible Supply Chain of Minerals from Conflict-Affected and High-Risk Areas, and are working closely with our suppliers to determine the presence of 3TG in our supply chain;

2.	taking steps to determine the use, country of origin and chain of custody of 3TG minerals in our global product portfolio; and

3.	committed to improve, over time, the ability to track and trace conflict minerals in our supply chain.

Teleflex sources from numerous suppliers and, a large number of our suppliers and their suppliers are private companies or international companies which are not subject to SEC regulations; therefore, Teleflex must rely on the cooperation of its suppliers in the implementation of this policy and in enabling Teleflex to meet its SEC disclosure and reporting obligations on a timely basis. Teleflex expects its suppliers to undertake reasonable due diligence within their supply chains to determine the origin of the conflict minerals contained in materials and products they supply to Teleflex.

Suppliers and other external parties are encouraged to contact us at conflict.minerals@teleflex.com if they wish to seek guidance on this policy or if they wish to report concerns.

Appendix B
SOR Information

In connection with our reasonable country of origin inquiry and due diligence, as applicable, our in-scope direct suppliers identified to us the SORs listed below as potentially having processed the necessary 3TG contained in our products in 2016. All information included in the table below is as of April 27, 2017, and the “CFSI Audit Status” reflected in the table for each SOR represents such SOR’s status as of such date. SORs listed as “compliant” may not have been compliant for all of 2016 and may not continue to be so listed for any future period.

The large majority of the responses we received from the supplier survey either provided data at a company or divisional level or did not specify the SORs from whom 3TG in the purchased materials were derived. We therefore are unable to determine whether the 3TG reported by the suppliers were contained in purchased materials. As a result, we were unable to determine the extent to which purchased materials contained 3TG derived from the SORs listed below.

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID	CFSI Audit Status
Gold	Advanced Chemical Company	UNITED STATES	CID000015	Compliant
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019	Compliant
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	CID002560	Compliant
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035	Compliant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041	Compliant
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	CID000058	Compliant
Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077	Compliant
Gold	Asahi Pretec Corp.	JAPAN	CID000082	Compliant
Gold	Asahi Refining Canada Ltd.	CANADA	CID000924	Compliant
Gold	Asahi Refining USA Inc.	UNITED STATES	CID000920	Compliant
Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090	Compliant
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103	Not Enrolled
Gold	AU Traders and Refiners	SOUTH AFRICA	CID002850	Compliant
Gold	AURA-II	UNITED STATES	CID002851	Not Enrolled
Gold	Aurubis AG	GERMANY	CID000113	Compliant
Gold	Bangalore Refinery	INDIA	CID002863	Active
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128	Compliant
Gold	Boliden AB	SWEDEN	CID000157	Compliant
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176	Compliant
Gold	Caridad	MEXICO	CID000180	Not Enrolled
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185	Compliant
Gold	Cendres + Métaux S.A.	SWITZERLAND	CID000189	Active
Gold	Chimet S.p.A.	ITALY	CID000233	Compliant
Gold	Chugai Mining	JAPAN	CID000264	Not Enrolled
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	CID000328	Compliant
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343	Not Enrolled
Gold	DODUCO GmbH	GERMANY	CID000362	Compliant
Gold	Dowa	JAPAN	CID000401	Compliant
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359	Compliant
Gold	Eco-System Recycling Co., Ltd.	JAPAN	CID000425	Compliant
Gold	Elemetal Refining, LLC	UNITED STATES	CID001322	Compliant
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561	Compliant
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	CID002515	Not Enrolled

Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA	CID000522	Not Enrolled
Gold	Geib Refining Corporation	UNITED STATES	CID002459	Active
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909	Not Enrolled
Gold	Guangdong Jinding Gold Limited	CHINA	CID002312	Not Enrolled
Gold	Gujarat Gold Centre	INDIA	CID002852	Not Enrolled
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID000651	Not Enrolled
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671	Not Enrolled
Gold	Heimerle + Meule GmbH	GERMANY	CID000694	Compliant
Gold	Heraeus Ltd. Hong Kong	CHINA	CID000707	Compliant
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711	Compliant
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767	Not Enrolled
Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF	CID000778	Not Enrolled
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801	Compliant
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807	Compliant
Gold	Istanbul Gold Refinery	TURKEY	CID000814	Compliant
Gold	Japan Mint	JAPAN	CID000823	Compliant
Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855	Compliant
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927	Compliant
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929	Compliant
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937	Compliant
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	CID002563	Not Enrolled
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956	Not Enrolled
Gold	Kazzinc	KAZAKHSTAN	CID000957	Compliant
Gold	Kennecott Utah Copper LLC	UNITED STATES	CID000969	Compliant
Gold	KGHM Polska MiedŸ Spó³ka Akcyjna	POLAND	CID002511	Active
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981	Compliant
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	CID002605	Compliant
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029	Compliant
Gold	L'azurde Company For Jewelry	SAUDI ARABIA	CID001032	Not Enrolled
Gold	Lingbao Gold Co., Ltd.	CHINA	CID001056	Not Enrolled
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058	Not Enrolled
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078	Compliant
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093	Not Enrolled
Gold	Materion	UNITED STATES	CID001113	Compliant
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119	Compliant
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149	Compliant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152	Compliant
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147	Compliant
Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153	Compliant
Gold	Metalor USA Refining Corporation	UNITED STATES	CID001157	Compliant
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO	CID001161	Compliant
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188	Compliant
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193	Compliant
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509	Compliant
Gold	Modeltech Sdn Bhd	MALAYSIA	CID002857	Not Enrolled
Gold	Morris and Watson	NEW ZEALAND	CID002282	Not Enrolled
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204	Compliant

Gold	Nadir Metal Rafineri San. Ve Tic. A.ª.	TURKEY	CID001220	Compliant
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236	Active
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259	Compliant
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779	Compliant
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325	Compliant
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326	Compliant
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493	Compliant
Gold	PAMP S.A.	SWITZERLAND	CID001352	Compliant
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362	Not Enrolled
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386	Compliant
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397	Compliant
Gold	PX Précinox S.A.	SWITZERLAND	CID001498	Compliant
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512	Compliant
Gold	Remondis Argentia B.V.	NETHERLANDS	CID002582	Not Enrolled
Gold	Republic Metals Corporation	UNITED STATES	CID002510	Compliant
Gold	Royal Canadian Mint	CANADA	CID001534	Compliant
Gold	SAAMP	FRANCE	CID002761	Not Enrolled
Gold	Sabin Metal Corp.	UNITED STATES	CID001546	Not Enrolled
Gold	SAFINA A.S.	CZECH REPUBLIC	CID002290	Not Enrolled
Gold	Sai Refinery	INDIA	CID002853	Not Enrolled
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555	Compliant
Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF	CID001562	Not Enrolled
Gold	SAXONIA Edelmetalle GmbH	GERMANY	CID002777	Compliant
Gold	Schone Edelmetaal B.V.	NETHERLANDS	CID001573	Compliant
Gold	SEMPSA Joyería Platería S.A.	SPAIN	CID001585	Compliant
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619	Not Enrolled
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622	Compliant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736	Compliant
Gold	Singway Technology Co., Ltd.	TAIWAN	CID002516	Compliant
Gold	So Accurate Group, Inc.	UNITED STATES	CID001754	Not Enrolled
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756	Compliant
Gold	Solar Applied Materials Technology Corp.	TAIWAN	CID001761	Compliant
Gold	Sudan Gold Refinery	SUDAN	CID002567	Not Enrolled
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798	Compliant
Gold	T.C.A S.p.A	ITALY	CID002580	Compliant
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875	Compliant
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916	Compliant
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938	Compliant
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947	Not Enrolled
Gold	Tony Goetz NV	BELGIUM	CID002587	Active
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615	Not Enrolled
Gold	Torecom	KOREA, REPUBLIC OF	CID001955	Compliant
Gold	Umicore Brasil Ltda.	BRAZIL	CID001977	Compliant
Gold	Umicore Precious Metals Thailand	THAILAND	CID002314	Compliant
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980	Compliant
Gold	United Precious Metal Refining, Inc.	UNITED STATES	CID001993	Compliant
Gold	Universal Precious Metals Refining Zambia	ZAMBIA	CID002854	Not Enrolled

Gold	Valcambi S.A.	SWITZERLAND	CID002003	Compliant
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	CID002030	Compliant
Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778	Compliant
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN	CID002100	Compliant
Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129	Compliant
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197	Not Enrolled
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224	Compliant
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA	CID002243	Compliant
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211	Compliant
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA	CID000291	Compliant
Tantalum	D Block Metals, LLC	UNITED STATES	CID002504	Compliant
Tantalum	Duoluoshan	CHINA	CID000410	Compliant
Tantalum	Exotech Inc.	UNITED STATES	CID000456	Compliant
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460	Compliant
Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505	Compliant
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558	Compliant
Tantalum	Global Advanced Metals Boyertown	UNITED STATES	CID002557	Compliant
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616	Compliant
Tantalum	H.C. Starck Co., Ltd.	THAILAND	CID002544	Compliant
Tantalum	H.C. Starck GmbH Goslar	GERMANY	CID002545	Compliant
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY	CID002546	Not Enrolled
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547	Compliant
Tantalum	H.C. Starck Inc.	UNITED STATES	CID002548	Compliant
Tantalum	H.C. Starck Ltd.	JAPAN	CID002549	Compliant
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002550	Compliant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492	Compliant
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES	CID000731	Compliant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512	Compliant
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842	Compliant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914	Compliant
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917	Compliant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506	Compliant
Tantalum	KEMET Blue Metals	MEXICO	CID002539	Compliant
Tantalum	KEMET Blue Powder	UNITED STATES	CID002568	Compliant
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA	CID000973	Compliant
Tantalum	LSM Brasil S.A.	BRAZIL	CID001076	Compliant
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163	Compliant
Tantalum	Mineração Taboca S.A.	BRAZIL	CID001175	Compliant
Tantalum	Mitsui Mining & Smelting	JAPAN	CID001192	Compliant
Tantalum	Molycorp Silmet A.S.	ESTONIA	CID001200	Compliant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277	Compliant
Tantalum	Plansee SE Liezen	AUSTRIA	CID002540	Not Enrolled
Tantalum	Plansee SE Reutte	AUSTRIA	CID002556	Compliant
Tantalum	Power Resources Ltd.	MACEDONIA	CID002847	Compliant
Tantalum	QuantumClean	UNITED STATES	CID001508	Compliant
Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL	CID002707	Compliant
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA	CID001522	Compliant
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769	Compliant
Tantalum	Taki Chemicals	JAPAN	CID001869	Compliant

Tantalum	Telex Metals	UNITED STATES	CID001891	Compliant
Tantalum	Tranzact, Inc.	UNITED STATES	CID002571	Compliant
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969	Compliant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508	Compliant
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	CID002307	Compliant
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA	CID002232	Compliant
Tin	Alpha	UNITED STATES	CID000292	Compliant
Tin	An Thai Minerals Co., Ltd.	VIET NAM	CID002825	Not Enrolled
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	CID002703	Not Enrolled
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228	Compliant
Tin	China Tin Group Co., Ltd.	CHINA	CID001070	Compliant
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	CID000278	Not Enrolled
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL	CID000295	Compliant
Tin	CV Ayi Jaya	INDONESIA	CID002570	Compliant
Tin	CV Dua Sekawan	INDONESIA	CID002592	Compliant
Tin	CV Gita Pesona	INDONESIA	CID000306	Compliant
Tin	CV Serumpun Sebalai	INDONESIA	CID000313	Compliant
Tin	CV Tiga Sekawan	INDONESIA	CID002593	Compliant
Tin	CV United Smelting	INDONESIA	CID000315	Compliant
Tin	CV Venus Inti Perkasa	INDONESIA	CID002455	Compliant
Tin	Dowa	JAPAN	CID000402	Compliant
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	CID002572	Active
Tin	Elmet S.L.U.	SPAIN	CID002774	Compliant
Tin	EM Vinto	BOLIVIA	CID000438	Compliant
Tin	Estanho de Rondônia S.A.	BRAZIL	CID000448	Not Enrolled
Tin	Fenix Metals	POLAND	CID000468	Compliant
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	CID002848	Compliant
Tin	Gejiu Jinye Mineral Company	CHINA	CID002859	Compliant
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942	Active
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538	Compliant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908	Active
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555	Not Enrolled
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	CID002849	Compliant
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844	Compliant
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	CID000760	Not Enrolled
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	CID000244	Compliant
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CID002468	Compliant
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105	Compliant
Tin	Melt Metais e Ligas S.A.	BRAZIL	CID002500	Compliant
Tin	Metallic Resources, Inc.	UNITED STATES	CID001142	Compliant
Tin	Metallo-Chimique N.V.	BELGIUM	CID002773	Compliant
Tin	Mineração Taboca S.A.	BRAZIL	CID001173	Compliant
Tin	Minsur	PERU	CID001182	Compliant
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191	Compliant
Tin	Modeltech Sdn Bhd	MALAYSIA	CID002858	Not Enrolled
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA	CID001231	Active
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002573	Not Enrolled
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314	Compliant
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517	Compliant

Tin	Operaciones Metalurgical S.A.	BOLIVIA	CID001337	Compliant
Tin	Phoenix Metal Ltd.	RWANDA	CID002507	Not Enrolled
Tin	PT Aries Kencana Sejahtera	INDONESIA	CID000309	Compliant
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399	Compliant
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503	Compliant
Tin	PT Babel Inti Perkasa	INDONESIA	CID001402	Compliant
Tin	PT Bangka Prima Tin	INDONESIA	CID002776	Compliant
Tin	PT Bangka Tin Industry	INDONESIA	CID001419	Compliant
Tin	PT Belitung Industri Sejahtera	INDONESIA	CID001421	Compliant
Tin	PT Bukit Timah	INDONESIA	CID001428	Compliant
Tin	PT Cipta Persada Mulia	INDONESIA	CID002696	Compliant
Tin	PT DS Jaya Abadi	INDONESIA	CID001434	Compliant
Tin	PT Eunindo Usaha Mandiri	INDONESIA	CID001438	Compliant
Tin	PT Inti Stania Prima	INDONESIA	CID002530	Compliant
Tin	PT Justindo	INDONESIA	CID000307	Not Enrolled
Tin	PT Karimun Mining	INDONESIA	CID001448	Compliant
Tin	PT Kijang Jaya Mandiri	INDONESIA	CID002829	Compliant
Tin	PT Mitra Stania Prima	INDONESIA	CID001453	Compliant
Tin	PT O.M. Indonesia	INDONESIA	CID002757	Compliant
Tin	PT Panca Mega Persada	INDONESIA	CID001457	Compliant
Tin	PT Prima Timah Utama	INDONESIA	CID001458	Compliant
Tin	PT Refined Bangka Tin	INDONESIA	CID001460	Compliant
Tin	PT Sariwiguna Binasentosa	INDONESIA	CID001463	Compliant
Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001468	Compliant
Tin	PT Sukses Inti Makmur	INDONESIA	CID002816	Compliant
Tin	PT Sumber Jaya Indah	INDONESIA	CID001471	Compliant
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	CID001477	Compliant
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	CID001482	Compliant
Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490	Compliant
Tin	PT Tommy Utama	INDONESIA	CID001493	Compliant
Tin	PT Wahana Perkit Jaya	INDONESIA	CID002479	Compliant
Tin	Resind Indústria e Comércio Ltda.	BRAZIL	CID002706	Compliant
Tin	Rui Da Hung	TAIWAN	CID001539	Compliant
Tin	Soft Metais Ltda.	BRAZIL	CID001758	Compliant
Tin	Thaisarco	THAILAND	CID001898	Compliant
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002574	Not Enrolled
Tin	VQB Mineral and Trading Group JSC	VIET NAM	CID002015	Compliant
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	CID002036	Compliant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158	Active
Tin	Yunnan Tin Company Limited	CHINA	CID002180	Compliant
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	CID000004	Compliant
Tungsten	ACL Metais Eireli	BRAZIL	CID002833	Not Enrolled
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	CID002502	Compliant
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513	Compliant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258	Compliant
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA	CID000345	Not Enrolled
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499	Compliant
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875	Compliant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315	Compliant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494	Compliant

Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	CID002536	Not Enrolled
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES	CID000568	Compliant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218	Compliant
Tungsten	H.C. Starck GmbH	GERMANY	CID002541	Compliant
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY	CID002542	Compliant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766	Compliant
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	CID002579	Compliant
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769	Compliant
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649	Compliant
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825	Compliant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551	Compliant
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	CID002647	Not Enrolled
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321	Compliant
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	CID002313	Not Enrolled
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318	Compliant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317	Compliant
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	CID002535	Compliant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316	Compliant
Tungsten	Kennametal Fallon	UNITED STATES	CID000966	Compliant
Tungsten	Kennametal Huntsville	UNITED STATES	CID000105	Compliant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319	Compliant
Tungsten	Moliren Ltd	RUSSIAN FEDERATION	CID002845	Compliant
Tungsten	Niagara Refining LLC	UNITED STATES	CID002589	Compliant
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	CID002543	Compliant
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CID002827	Compliant
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	CID002815	Compliant
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	CID001889	Compliant
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	CID002724	Compliant
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	CID002011	Compliant
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	CID002044	Compliant
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	CID002843	Compliant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320	Compliant
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082	Compliant
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	CID002830	Compliant
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095	Compliant